                                                               EXHIBIT 99.1


        Certain Information from the Company's Registration Statement on
                   Form S-4, as amended (Reg. No. 333-49527)

     In addition to the fees paid to Morgan Stanley, EVI also has agreed to pay certain fees to Credit Suisse First Boston Corporation ("First Boston"), Jefferies & Company, Inc. ("Jefferies") and Lehman Brothers for the assistance rendered by such firms in connection with the Merger. Pursuant to agreements with such firms, upon consummation of the Merger, EVI has agreed to pay $3 million, $3 million and $1 million to Lehman Brothers, Jefferies and First Boston, respectively. Lehman Holdings, an affiliate of Lehman Brothers, owns 3,598,832 shares of Common Stock (approximately 7.5% of the shares of Common Stock outstanding as of

April 22, 1998). Additionally, Energy International, N.V., an investment fund that is co-managed by an affiliate of Lehman Brothers, is the beneficial owner of 104,352 shares of Weatherford Common Stock and, upon consummation of Merger, will be entitled to receive 99,135 shares of EVI Common Stock. David J. Butters and Robert B. Millard, who are employees of Lehman Brothers, constitute two of the seven members of EVI's current Board of Directors, and Mr. Butters is the current Chairman of the EVI Board. Sheldon B. Lubar, a member of EVI's current Board of Directors and Chairman and Chief Executive Officer of Christiana, is a member of the board of directors of Jefferies. Additionally, each of Messrs. Butters, Lubar and Millard has been selected to be members of the EVI Board following the Merger. See "Management -- Directors of EVI Following the Merger".

BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER

     At the Effective Time, the number of directors of EVI will be eight, of which five members have been named by EVI and three have been named by Weatherford. The five members named by EVI are Bernard J. Duroc-Danner, who will serve as Chairman, David J. Butters, Sheldon B. Lubar, Robert B. Millard and Robert A. Rayne. The three members named by Weatherford are Philip Burguieres, William E. Macaulay and Robert K. Moses, Jr. See "Management -- Directors of EVI Following the Merger". Additionally, following the Effective Time, Mr. Duroc-Danner will serve as the Chairman, Chief Executive Officer and President of EVI and Mr. Burguieres will serve as Chairman Emeritus. The other persons expected to serve as executive officers of EVI after the Effective Time are set forth under "Management -- Officers of EVI Following the Merger".

VOTING AGREEMENTS

     As a condition to EVI's agreement to enter into the Merger Agreement, the First Reserve Entities and Messrs. Hill and Macaulay executed a voting agreement (the "First Reserve Voting Agreement") with respect to the approval of the Merger and the Merger Agreement. No consideration was received by the First Reserve Entities or Messrs. Hill or Macaulay for their execution of the First Reserve Voting Agreement other than as an inducement to EVI to enter into the Merger Agreement. Pursuant to the First Reserve Voting Agreement, the First Reserve Entities and Messrs. Hill and Macaulay have agreed to vote an aggregate of 6,585,968 shares (approximately 12.8%) of Weatherford Common Stock held by them in favor of the Merger and the Merger Agreement at the Weatherford Special Meeting, unless the Weatherford Board is recommending, at the time of such meeting, that the stockholders of Weatherford vote against such adoption in view of the pendency of a superior proposal as provided in the Merger Agreement. Mr. Hill is the Chairman of First Reserve Corporation and is a current director of Weatherford and Mr. Macaulay is the President and Chief Executive Officer of First Reserve Corporation and is a current director of Weatherford, and a proposed director of EVI following the Merger. See "-- Interests of Certain Persons in the Merger -- Directors of EVI Following the Merger" and
"Management -- Directors of EVI Following the Merger".

     Pursuant to the First Reserve Voting Agreement, the First Reserve Entities and Messrs. Hill and Macaulay additionally each agreed that they will not: (i) directly or indirectly (a) solicit, initiate or encourage the submission of any takeover proposal with respect to Weatherford, (b) enter into any agreement with respect to a takeover proposal with respect to Weatherford or (c) participate in any discussion or negotiation regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal with respect to Weatherford; provided that the foregoing clause (c) will not prohibit any of their affiliates who serve as a director of Weatherford from acting, subject to the Merger Agreement, solely in his capacity as a director of Weatherford; or
(ii) sell, contract to sell or otherwise transfer or dispose of any voting securities of Weatherford over which they have dispositive power; provided, however, First Reserve Secured Energy Assets Fund, Limited Partnership, was permitted to dispose of its 650,000 shares of Weatherford Common Stock pursuant to a preexisting obligation to liquidate that partnership prior to June 30, 1998, subject to approval by EVI. As of April 23, 1998, First Reserve Secured Energy Assets Fund, Limited Partnership had disposed of 484,000 of such shares. Additionally, each of the parties agreed that, upon consummation of the Merger, all stockholder agreements with Weatherford, including the Agreement dated as of June 23, 1995, as amended (the "First Reserve Agreement"), among Weatherford International Incorporated and American Gas & Oil Investors, L.P., AMGO II, L.P., AMGO III, L.P., First Reserve Secured Energy Assets Fund, Limited Partnership, First Reserve Fund V, L.P., First Reserve Fund V-2, L.P., First Reserve Fund VI, L.P., First Reserve Corporation, William E. Macaulay and John
A. Hill, would be terminated and that the First Reserve Entities and Messrs. Hill and Macaulay would have no further rights thereunder.

     As a result of the First Reserve Voting Agreement, approval of the Merger will only require the approval of the holders of approximately an additional 37.2% of the outstanding shares of Weatherford Common Stock as of the Record Date.

     As a condition to Weatherford's agreement to enter into the Merger Agreement, Weatherford required each of Christiana and Lehman Holdings to execute a voting agreement with respect to the approval of the Merger and the Merger Agreement. No consideration was received by either of Christiana or Lehman Holdings for their execution of the voting agreements other than as an inducement to Weatherford to enter into the Merger Agreement. As a result, Christiana and Lehman Holdings have agreed to vote 3,897,462 and 3,598,832 shares, respectively, or an aggregate of 7,496,294 shares (approximately 15.7%), of EVI Common Stock in favor of the Merger at the EVI Special Meeting, unless the EVI Board is recommending, at the time of such meeting, that the stockholders of EVI vote against such adoption in view of the pendency of a superior proposal as provided in the Merger Agreement. Additionally, pursuant to such voting agreements, each of Christiana and Lehman agreed not to directly or indirectly (i) solicit, initiate or encourage the submission of any Preclusive Transaction, (ii) enter into any agreement with respect to a Preclusive Transaction or (iii) participate in any discussion or negotiation regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to lead to, any Preclusive Transaction; provided that the foregoing clause (iii) shall not prohibit any affiliate of Christiana or Lehman Holdings who serves as a director of EVI from acting, subject to the Merger Agreement, solely in his capacity as a director of EVI. The Voting Agreement with Christiana does not prohibit Christiana from being acquired by EVI pursuant to a merger in which a number of shares of EVI Common Stock approximating the number of shares of EVI Common Stock currently held by Christiana would be issued to the Christiana stockholders as partial consideration for EVI's acquisition of Christiana.

     As a result of such voting agreements, approval of the Merger will only require the approval of the holders of approximately an additional 34.3% of the outstanding shares of EVI Common Stock as of the Record Date.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Weatherford Board with respect to the Merger, Weatherford's stockholders should be aware that certain members of the Weatherford Board and certain officers of Weatherford have certain interests respecting the Merger separate from their interests as holders of Weatherford Common Stock, including those referred to below. In addition, Merrill Lynch and Simmons, Weatherford's financial advisors, will receive additional compensation if the Merger is effected. See "Opinions of Financial Advisors".

     Weatherford Stock Options and Awards. There are currently outstanding options to purchase an aggregate of 1,437,259 shares of Weatherford Common Stock (equivalent to 1,365,396 shares of EVI Common Stock). The Merger will constitute a "change of control" under Weatherford's stock option plans and all Weatherford Options, except for those stock options granted on or after March 4, 1998 and an option granted to a former employee, will become fully vested and immediately exercisable as of the Effective Time. As of April 15, 1998, Messrs. Bates, Burke, Nicholson, Nolen and Stilley and Ms. Thomas held unvested options to purchase 150,000, 10,667, 5,167, 7,334, 20,000 and 7,334 shares of Weatherford
Common Stock, respectively, that will become fully vested and exercisable as a result of the Merger. The value of these unvested options, based on the difference between the exercise price and the closing sale price per share of Weatherford Common Stock on April 15, 1998, is $1,743,750, $122,836, $59,618,
$84,299, $11,240 and $84,299 for Messrs. Bates, Burke, Nicholson, Nolen and Stilley and Ms. Thomas, respectively. Also, unvested options to purchase 55,000, 12,000, 6,000, 8,000, 12,000 and 8,000 shares of Weatherford Common Stock granted on March 16, 1998 to Messrs. Bates, Burke, Nicholson, Nolen and Stilley and Ms. Thomas, respectively, will become vested if the employment of any of such persons is terminated by EVI without cause or by any of such persons for good reason within three years following the Merger. The value of these unvested options, based on the difference between the exercise price and the closing sale price of the Weatherford Common Stock on April 15, 1998, is $201,080, $43,872, $21,936,
$29,248, $43,872 and $29,248, respectively.

     The Merger also will constitute a "change of control" under Weatherford's Restricted Stock Incentive Plan (the "Weatherford Restricted Stock Plan") and ownership restrictions on all shares of Weatherford Common Stock granted pursuant to such plan, except for those shares granted on or after March 4, 1998, will terminate as of the Effective Time. As of April 15, 1998, Messrs. Bates, Burke, Nicholson and Nolen and Ms. Thomas held 65,041, 3,125, 1,125, 2,625 and 2,625 shares of Weatherford Common Stock subject to ownership restrictions that will terminate as of the Effective Time. The value of these shares, based on the closing sale price per share of Weatherford Common Stock on April 15, 1998 is $2,756,113, $132,422, $47,672, $111,235 and $111,235,
respectively. Additionally, ownership restrictions on 20,000, 5,000, 3,000, 5,000 and 4,000 shares of Weatherford Common Stock granted to Messrs. Bates, Burke, Nicholson and Stilley and Ms. Thomas, respectively, pursuant to such plan on March 16, 1998 will terminate if the employment of such person is terminated by EVI without cause or by any of such persons for good reason within three years following the Merger. The value of these shares, based on the closing sale price per share of Weatherford Common Stock on April 15, 1998, is $847,500, $211,875, $127,125, $211,875 and $169,500, respectively. As of April 15, 1998, each of Messrs. Edelman, Greehey, Hill, Johnson, Macaulay, Moses and Widmann held 909 shares, and Mr. Amonett held 1,290 shares, of Weatherford Common Stock subject to ownership restrictions that will terminate as of the Effective Time. The value of these shares, based on the closing sales price per share of Weatherford Common Stock on April 15, 1998 is $38,519 and $54,664, respectively.

     It is currently expected that Messrs. Bates, Burke and Nolen and Ms. Thomas will not continue to be employed in their current capacities with EVI following the Merger and will therefore be entitled to the vesting of the options and restricted stock described above following the Merger.

     EVI Employee Stock Options and Awards. There are currently outstanding unvested options to purchase an aggregate of 536,900 shares of EVI Common Stock. The Merger will constitute a "change of control" under EVI's employee stock option plans and all EVI employee stock options will become fully vested and immediately exercisable as of the Effective Time. As of April 15, 1998, Messrs. Duroc-Danner, Kiley, Coble and Stiles and Ms. Powell held unvested options to purchase 280,000, 117,500, 70,400, 45,000 and 24,000 shares of EVI Common Stock, respectively, that will become fully vested and exercisable as a result of the Merger. The value of these unvested options, based on the difference between the exercise price and the EVI Common Stock on April 15, 1998, is $8,608,125, $3,450,313, $2,067,525, $815,625 and $435,000 for Messrs. Duroc-Danner, Kiley,
Coble and Stiles and Ms. Powell, respectively.

     Indemnification. Pursuant to the Merger Agreement, EVI agreed that all rights to indemnification for acts or omissions occurring prior to the Effective Time in favor of the current or former directors or officers of Weatherford and its subsidiaries as provided in their respective certificates of incorporation or by-laws and indemnity agreements will survive the Merger, and EVI, as the surviving corporation, shall continue such indemnification rights in full force and effect in accordance with their terms as an obligation of EVI. Under the terms of the Merger Agreement, EVI also agreed to use its reasonable best efforts to purchase directors and officers insurance for the benefit of Weatherford directors and officers for period of six years at a cost not to exceed $1 million in aggregate. See "Terms of the Merger -- Indemnification".

     Change of Control Agreements. Weatherford has entered into change of control agreements with 10 of its executives ("Executive Change of Control Agreements") and 36 of its key employees ("Key Employee Change of Control Agreements"). These agreements give the executives and key employees certain benefits in the event of a change of control (as defined therein) of Weatherford (a "Weatherford Change of Control") and certain additional benefits if that person is subsequently terminated other than for "cause" (as defined therein), or elects to terminate his or her employment for "good reason" (as defined therein), within a certain amount of time after a Weatherford Change of Control. The Merger will constitute a Weatherford Change of Control.

     Executive Change of Control Agreements. The Executive Change of Control Agreements provide that, in the event of a Weatherford Change of Control, the following provisions will apply: (i) the executive's base salary will not decrease unless there is a company-wide salary reduction; (ii) the executive's annual bonus may not be less than the highest bonus paid to him or her in the three years immediately preceding the Weatherford Change of Control; (iii) the executive will be entitled to the most favorable incentive, savings, retirement and welfare plans, expense reimbursement, fringe benefits and vacation policies in effect 120 days prior to the Weatherford Change of Control and at anytime thereafter; (iv) if Weatherford is not the surviving corporation in a Weatherford Change of Control, the surviving corporation must issue substantially similar options and stock appreciation rights in replacement of any Weatherford options or stock appreciation rights held by the executive; (v) the executive's job title and responsibilities may not be materially reduced and
(vi) the executive cannot be forced to move more than 35 miles.

     If the executive is terminated other than for cause ("Executive Cause") or if the executive terminates his or her employment for good reason ("Executive Good Reason"), in either case within two or three years after the Weatherford Change of Control, depending on the terms of each executive's contract, the executive will be entitled to the following: (i) salary plus pro rata bonus owed through date of termination; (ii) two or three times annual salary and bonus, depending on the term of the contract; (iii) all amounts that would otherwise have been owed to that executive under all retirement and savings plans during the next two or three years, depending on the term of the contract; (iv) welfare plan coverage for two or three years, depending on the contract term (if the executive pays the required premium); (v) outplacement services; (vi) at the executive's option, to be exercised within 60 days after termination, payment of the unrecognized appreciation on all outstanding options and stock appreciation rights within 30 days after the date of the executive's election (regardless of whether vested at termination), unless to do so would cause a transaction otherwise eligible for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 to be ineligible for such treatment, in which case the executive would receive shares of EVI Common Stock equal in value to the cash he or she would have received, or all outstanding options and stock appreciation rights vest upon, and survive and will be exercisable for, seven months after termination; (vii) ownership restrictions remaining on any shares granted under the Weatherford Restricted Stock Plan will terminate;
(viii) all club memberships will be transferred to the executive; (ix) the executive's company car will be transferred to him or her, if applicable, or the executive will be paid two or three times his or her annual car allowance, depending on the term of the contract; (x) all benefits under all retirement and savings plans will vest; and (xi) in the event any such payments trigger excise taxes, the amounts paid will be grossed up to pay this obligation of the executive.

     "Executive Cause" is defined as willful and continued failure of the executive to perform his or her job, after written demand is made by the Chief Executive Officer or the Board of Directors, or the executive's willful engagement in illegal conduct or gross misconduct.

     "Executive Good Reason" is defined as (i) a material reduction in title and/or responsibilities of executive, (ii) a required move of more than 35 miles or (iii) any material reductions in benefits.

     The following executives of Weatherford are parties to Executive Change of Control Agreements: Thomas R. Bates, Jr., James R. Burke, Jon Nicholson, Norman
W. Nolen, Randall P. Stilley, H. Suzanne Thomas, James D. Green, Weldon D. Walker, Philip D. Gardner and F. Thomas Tilton. If the employment arrangements with Messrs. Bates, Burke, Nicholson, Nolen, Stilley, Green, Walker, Gardner and Tilton and Ms. Thomas were to be terminated by EVI for reason other than for Executive Cause or by the executive for Executive Good Reason, such persons would be entitled to receive cash and other benefits in an amount of approximately $3,800,056, $1,826,984, $1,018,818, $1,391,478, $1,064,063,
$568,638, $500,040, $527,503, $535,857 and $1,404,171, respectively. These payments include the estimated fair value of various benefits to which the executives would be entitled to receive and do not include any gross-up payments for excise taxes that might be payable by the executive. It is currently contemplated that Messrs. Bates, Burke and Nolen and Ms. Thomas will not continue to be employed in their current capacities with EVI following the Merger and will therefore receive the foregoing payments. Although EVI and Weatherford do not believe that any of the payments under the Executive Change of Control Agreements will be subject to excise taxes under the Code because the Weatherford stockholders will own more than 50% of the outstanding shares of EVI Common

Stock after the Merger, if any excise taxes were to be triggered as a result of the Merger, EVI could be required to make gross-up payments to the above named individuals aggregating approximately $5.1 million.

     Key Employee Change of Control Agreements. The Key Employee Change of Control Agreements provide that, in the event of a Weatherford Change of Control, the following provisions will apply: (i) the key employee's base salary will not decrease unless there is a company-wide salary reduction; (ii) the key employee will be eligible for an annual bonus under the incentive plan applicable to other peer key employees; (iii) if the key employee is located in the U.S., he or she will be eligible for incentive, savings, retirement and welfare plans and expense reimbursement; (iv) a company car or car allowance applicable to other peer key employees; (v) if Weatherford is not the surviving entity in a Weatherford Change of Control, the surviving corporation must issue substantially similar options in replacement of any Weatherford options held by the key employee; and (vi) the key employee's responsibilities may not be materially reduced.

     If the key employee is terminated for other than cause ("Key Employee Cause") or if the key employee terminates his or her employment for good reason ("Key Employee Good Reason") within one or two years after the Weatherford Change of Control, depending on the terms of the contract, the key employee will be entitled to the following benefits: (i) salary plus pro rata bonus through date of termination; (ii) one or two times annual salary and bonus, depending on the term of the contract; (iii) if the key employee is located in the U.S., all amounts that would otherwise have been owed under retirement and savings plans during the next one or two years, depending on the term of the contract; (iv) welfare plan coverage for the next one or two years, depending on the term of the contract (if the key employee pays the required premium); (v) all outstanding options vest upon, and survive and will be exercisable for, seven months after termination; (vi) if the key employee is located in the U.S. and has a company car or receives a car allowance, the car will be transferred to the key employee or he or she will be paid one or two times the annual car allowance, depending on the term of the contract; and (vii) if the key employee is located in the U.S., all benefits under retirement and savings plans will become vested; provided, however, that if the aggregate of all such payments would result in the occurrence of excise taxes, then the payments shall be reduced to an amount that will not give rise to such excise taxes.

     "Key Employee Cause" is defined as continued failure of the key employee to perform his or her job after written notice from the employer, engaging in illegal conduct or misconduct, conviction of a crime involving moral turpitude, misappropriation of funds, disparagement of Weatherford and its management or other cause determined by the Weatherford Board.

     "Key Employee Good Reason" is defined as a material reduction in responsibilities or benefits.

     Weatherford Employment Agreements. Weatherford has entered into an employment agreement with Mr. Bates, which will expire on May 31, 2002, unless earlier terminated in accordance therewith. If Mr. Bates is terminated during the term of his employment agreement by Weatherford for any reason other than cause or by Mr. Bates for good reason (including any material change in his responsibilities), he is entitled under the terms of his employment agreement to a lump sum severance payment of approximately $2,586,000, assuming termination during 1998. If Mr. Bates' employment is terminated after a change of control under his employment agreement, then Mr. Bates may elect to receive benefits either under the employment agreement or under his Executive Change of Control Agreement, but not both. Because Mr. Bates is not expected to continue employment with EVI following the Merger, he will be entitled to such severance payment. However, because the severance payments under his employment agreement would be less than the payments under his Executive Change of Control Agreement, it is expected that Mr. Bates will elect to receive the higher payment.

     Weatherford also has entered into an employment agreement with Mr. Burguieres, which will expire on October 16, 2001. If this employment agreement is terminated by Weatherford or by Mr. Burguieres, at his option, following a change of control under this agreement, Mr. Burguieres will receive a lump sum of $1,012,500 (assuming termination on approximately May 27, 1998) and all ownership restrictions on 5,250 shares previously granted to Mr. Burguieres under the Weatherford Restricted Stock Plan will terminate. The value of the shares, based on the closing sale price per share of Weatherford Common Stock on April 15, 1998, is $222,469.

     EVI Employment Agreements. EVI has entered into employment agreements (each an "Employment Agreement") with each of Bernard J. Duroc-Danner, James G. Kiley, John C. Coble, Robert Stiles, Curtis W. Huff and Frances R. Powell. Each of the Employment Agreements provides for a term of three years and is renewable annually. Under the terms of the Employment Agreements, if the executive's employment is terminated by the Company for any reason other than "cause" or "disability" or by the executive for "good reason", in each case as such terms are defined in the Employment Agreements, the executive will be entitled to receive (i) an amount equal to three times the executive's current base compensation plus the highest bonus paid to the executive during the three years preceding the year of termination, (ii) any accrued salary or bonus (pro rated to the date of termination), (iii) an amount equal to the amount that would be payable if all retirement plans were vested, (iv) an amount equal to the amount that would have been contributed as EVI's match under its 401(k) savings plan and its Executive Deferred Compensation Stock Ownership Plan for three years and
(v) an amount equal to the amount the executive would have received as a car allowance for three years. Under the EVI employment agreements, "cause" is defined as the willful and continued failure to perform the executive's job, after written demand is made by the Chief Executive Officer or the EVI Board, or the willful engagement in illegal conduct or gross misconduct. Termination by the executive for "good reason" is generally defined as (i) a material reduction in title and/or responsibilities of the executive, (ii) certain relocations of the executive or (iii) any material reduction in the executive's benefits. In addition, under such circumstances, all stock options and restricted stock granted to the executive will automatically vest. Further, with respect to options, the executive would have the right to either exercise such options for one year after his or her date of termination or to surrender for such cash all such options unless to do so would cause a transaction otherwise eligible for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 to be ineligible for such treatment, in which case the executive would receive shares of EVI Common Stock equal in value to the cash he or she would have received. All health and medical benefits would also be maintained after termination for a period of three years provided the executive makes his or her required contribution. Under the Deficit Reduction Act of 1984, certain severance payments that exceed a certain amount could subject both EVI and the executive to adverse U.S. federal income tax consequences. Each of the Employment Agreements provides that EVI would be required to pay the executive a "gross up payment" to insure that the executive receives the total benefit intended by the Employment Agreement. In addition, in connection with the retention of Mr. Huff as Senior Vice President, General Counsel and Secretary of EVI, EVI has agreed to grant to Mr. Huff a sign-on incentive bonus of 75,000 shares of restricted EVI Common Stock subject to four year vesting on the basis of 25% per year and options to purchase an aggregate of 100,000 shares of EVI Common Stock at the per share market price of the EVI Common Stock on the date of his employment, which is expected to be in June 1998, subject to vesting over a three year period on the basis of one-third per year. The base compensation payable to Messrs. Duroc-Danner, Kiley, Coble, Stiles and Huff and Ms. Powell under the Employment Agreements are $550,000, $275,000, $300,000, $270,000,
$350,000 and $200,000, respectively.

     Directors of EVI Following the Merger. At the Effective Time, the number of directors of EVI will be eight, of which five members have been named by EVI and three have been named by Weatherford. The five members named by EVI are Bernard
J. Duroc-Danner, who will serve as Chairman, David Butters, Sheldon Lubar, Robert Millard and Robert Rayne. The three members named by Weatherford are Philip Burguieres, who will serve as Chairman Emeritus of EVI, William E. Macaulay and Robert K. Moses, Jr. See "Management -- Directors of EVI Following the Merger". Upon their appointment, each of Messrs. Burguieres, Macaulay and Moses will be eligible to participate in EVI's Non-Employee Director Stock Option Plan and will receive an option to acquire 10,000 shares of EVI Common Stock at an option price equal to the closing sale price on such date, which option will be subject to vesting in one year. Additionally, subject to the fiduciary duties of the EVI Board, and the willingness of such persons to serve as directors of EVI, the EVI Board shall submit each of Messrs. Burguieres, Macaulay and Moses as nominees for election to the EVI Board at the Annual Meetings of Stockholders of EVI to be held through the year 2000. Mr. Macaulay, a Director of Weatherford and proposed Director of EVI following the Merger, is the President and Chief Executive Officer of First Reserve Corporation, which, together with the other First Reserve Entities and Mr. Macaulay, owned as of April 23, 1998, an aggregate of 6,093,637 shares of Weatherford Common Stock. Based upon the Exchange Ratio, the First Reserve Entities will own an aggregate of 5,788,955 shares, or approximately 6.0 % outstanding, of EVI Common Stock following the Merger.

                                   MANAGEMENT

DIRECTORS OF EVI FOLLOWING THE MERGER

     At the Effective Time, the number of directors of EVI will be eight, of which five members have been named by EVI and three have been named by Weatherford. The five members named by EVI are Bernard J. Duroc-Danner, who shall serve as Chairman, David J. Butters, Sheldon B. Lubar, Robert B. Millard and Robert A. Rayne. The three members named by Weatherford are Philip Burguieres, who will serve as Chairman Emeritus of EVI, William E. Macaulay and Robert K. Moses, Jr.

     Set forth below is the name and age of the persons named to serve as directors of EVI following the Merger and the term during which each of such persons has served as a director of EVI or Weatherford, as appropriate:

                      NAME OF DIRECTOR                        AGE    DIRECTOR SINCE
                      ----------------                        ---    --------------
Bernard J. Duroc-Danner.....................................  44          1988
Philip Burguieres...........................................  54          1991
David J. Butters............................................  57          1984
Sheldon B. Lubar............................................  68          1995
William E. Macaulay.........................................  52          1995
Robert B. Millard...........................................  47          1989
Robert K. Moses, Jr.........................................  57          1978
Robert A. Rayne.............................................  49          1987

     Bernard J. Duroc-Danner joined EVI in May 1987 to initiate the start-up of EVI's oilfield service and equipment business. He was elected President of EVI in January 1990 and Chief Executive Officer in May 1990. Following the Merger, Mr. Duroc-Danner shall serve as Chairman of the Board, President and Chief Executive Officer of EVI. Mr. Duroc-Danner holds a Ph.D. in economics from Wharton (University of Pennsylvania). Mr. Duroc-Danner is a director of Parker Drilling Company and Dailey International, Inc.

     Philip Burguieres has been a director of Weatherford since April 1991 and has served as Chairman of the Board of Weatherford since December 1992. From April 1991 to October 1996, he also served as President and Chief Executive Officer of Weatherford. Mr. Burguieres serves as a director of Denali Incorporated, a Houston, Texas-based provider of products and services for handling critical fluids; McDermott International, Inc., a New Orleans, Louisiana-based company engaged in the fabrication of oilfield equipment; Chase Bank of Texas, N.A., a national banking organization; and TransAmerican Waste Industries, Inc., a Houston, Texas-based company engaged in the processing and disposal of nonhazardous industrial and municipal waste ("TransAmerican Waste"). Mr. Burguieres will serve as Chairman Emeritus following the Effective Time.

     David J. Butters is a Managing Director of Lehman Brothers, where he has been employed for more than the past five years. Mr. Butters is currently Chairman of the Board of Directors of GulfMark Offshore, Inc., a director of Anangel-American Shipholdings, Ltd. and a member of the Board of Advisors of Energy International, N.V.

     Sheldon B. Lubar has been Chairman and Chief Executive Officer of Christiana, a diversified holding company with interests in refrigerated and dry warehousing, transportation and logistic services, and Chairman of Lubar & Co. Incorporated for more than the past five years. Mr. Lubar is a director of Ameritech Corporation, Massachusetts Mutual Life Insurance Company, Firstar Corporation, MGIC Investment Corporation and Jefferies. Under the terms of the agreements relating to EVI's acquisition of Prideco, Inc. in June 1995, EVI agreed to nominate Mr. Lubar or another acceptable nominee of Christiana for election to the EVI Board as long as Christiana beneficially owns 8% or more of the outstanding shares of EVI Common Stock.

     William E. Macaulay is and has been for more than the past five years President and Chief Executive Officer of First Reserve Corporation, a Connecticut-based corporation that manages various funds. He is a director of Maverick Tube Corporation, a Missouri corporation engaged in the manufacture of oilfield tubulars, line pipe and structural steel; TransMontaigne Oil Company, a Colorado-based company engaged in natural gas and oil products pipelines, distribution and marketing; Patina Oil & Gas Corporation, a Colorado-based company engaged in oil and gas exploration and production; National-Oilwell, Inc., a Houston, Texas-based company engaged in the design, manufacture and sale of machinery and equipment and the distribution of products used in oil and gas drilling production; Cal-Dive International, a Houston, Texas-based corporation engaged in subsea services in the Gulf of Mexico; and Hugoton Energy Corporation, a Kansas corporation engaged in oil and gas exploration and production.

     Robert B. Millard is a Managing Director of Lehman Brothers, where he has been employed for more than the past five years. Mr. Millard is also a director of GulfMark Offshore, Inc.

     Robert K. Moses, Jr. is and has been for more than the past five years a private investor, principally in the oil and gas exploration and oilfield services business in Houston, Texas. He served as Chairman of the Weatherford Board from May 1989 to December 1992. Mr. Moses serves as a director of TransAmerican Waste.

     Robert A. Rayne has been an Executive Director of London Merchant Securities plc (property investment and development with major investments in leisure enterprises), a United Kingdom-listed public limited company, for more than the past five years.

     Additionally, subject to the fiduciary duties of the EVI Board and the willingness of such persons to serve as directors of EVI, following the Effective Time, the EVI Board will be required to submit each of the above persons as nominees for re-election to the EVI Board at the Annual Meetings of Stockholders of EVI to be held through the year 2000.

EXECUTIVE OFFICERS OF EVI FOLLOWING THE MERGER

     Set forth below is certain information with respect to the executive officers of EVI following the Merger.

         NAME OF OFFICER            AGE                         POSITION
         ---------------            ---                         --------
Bernard J. Duroc-Danner...........  44    Chairman of the Board, President and Chief Executive
                                            Officer
James G. Kiley....................  41    Chief Financial Officer, Senior Vice President and
                                            Treasurer
John C. Coble.....................  55    Senior Vice President and President -- Drilling
                                            Products Group
Robert F. Stiles..................  40    Senior Vice President and President -- Artificial
                                            Lift Group
Randall D. Stilley................  44    Senior Vice President and President -- Completion &
                                            Oilfield Services Group
Curtis W. Huff....................  40    Senior Vice President, General Counsel and Secretary
Jon R. Nicholson..................  55    Vice President, Human Resources
Frances R. Powell.................  43    Vice President, Accounting and Controller

     James G. Kiley was elected Vice President and Chief Financial Officer of EVI in May 1996 and Vice President, Finance, Treasurer and Secretary in May 1994 when he joined EVI. From April 1991 to April 1994, Mr. Kiley served as Treasurer of Baroid Corporation, a provider of oilfield services. Prior to his position at Baroid, Mr. Kiley held various positions, including Assistant Treasurer, at NL Industries, Inc., a manufacturer of titanium dioxide pigments and specialty chemicals. Following the Merger, Mr. Kiley will serve as Chief Financial Officer, Senior Vice President and Treasurer of EVI.

     John C. Coble joined EVI in July 1981 and was elected Executive Vice President of EVI in March 1997. Mr. Coble has served as President of EVI's Grant Prideco drilling products segment ("Grant Prideco") since

October 1995. From December 1991 to October 1995, he served as Chief Operating Officer of EVI. Following the Merger, Mr. Coble will serve as Senior Vice President of EVI and as President -- Drilling Products Group.

     Robert F. Stiles joined EVI in October 1992 and was elected a Vice President of EVI in March 1997. Mr. Stiles has been President of EVI's EVI Oil Tools production equipment segment since January 1996. Prior to that time, Mr. Stiles served as President of Production Oil Tools, Inc., a wholly owned subsidiary of EVI included in the EVI Oil Tools division, from November 1993 to December 1995 and as Vice President, Manufacturing of Grant Prideco from October 1992 to November 1993. Following the Merger, Mr. Stiles will serve as Senior Vice President of EVI and President -- Artificial Lift Group.

     Randall D. Stilley is currently and has served as Senior Vice President and President-Services of Weatherford since January 5, 1998. Prior to joining Weatherford, Mr. Stilley held various management positions with Halliburton Energy Services from 1976 until 1998, serving as Vice President-Asia Pacific/China from 1995 until December 31, 1997. Following the Merger, Mr. Stilley will serve as Senior Vice President of EVI and President -- Completion & Oilfield Services Group.

     Curtis W. Huff was elected Senior Vice President, General Counsel and Secretary of EVI, effective on or prior to June 15, 1998. Mr. Huff is currently a partner at the law firm of Fulbright & Jaworski, counsel to EVI, and has held that position for more than the past five years.

     Jon R. Nicholson is currently and has served as Vice President -- Human Resources of Weatherford since October 5, 1995. Mr. Nicholson joined Weatherford as Director of Human Resources in February 1993. From March 1992 until January 1993, he was a human resources consultant. From July 1990 until March 1992, Mr. Nicholson served as President of Atlas Bradford Corporation, an oilfield services company. Following the Merger, Mr. Nicholson will serve as Vice President, Human Resources of EVI.

     Frances R. Powell was elected Vice President, Accounting of EVI in May 1994, Controller in November 1991 and has been employed by EVI since 1990. Following the Merger, Ms. Powell will continue to serve as Vice President, Accounting and Controller of EVI.

                                STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OF EVI

     Principal Stockholders. The following table sets forth, as of the Record Date, the beneficial ownership of each person who is known by EVI to be the beneficial owner of more than five percent of the outstanding EVI Common Stock. Such information is based solely upon data provided to EVI by such persons.

                                                      BEFORE THE MERGER            AFTER THE MERGER
                                                   ------------------------    ------------------------
                                                    NUMBER OF                   NUMBER OF
                                                      SHARES       PERCENT        SHARES       PERCENT
                                                   BENEFICIALLY       OF       BENEFICIALLY       OF
                NAME AND ADDRESS                     OWNED(1)      CLASS(%)      OWNED(1)      CLASS(%)
                ----------------                   ------------    --------    ------------    --------
Christiana Companies, Inc.(2)....................   3,897,462         8.2       3,897,462         4.0
  700 North Water Street, #1200
  Milwaukee, Wisconsin 53202
Lehman Brothers Holdings Inc.....................   3,598,832         7.5       3,598,832         3.7
  3 World Financial Center
  New York, New York 10285
FMR Corp.(3).....................................   2,401,050         5.0       6,181,292(4)      6.4
  82 Devonshire Street
  Boston, Massachusetts 02109
AMVESCAP PLC(5)..................................   3,090,152         6.5       3,090,152         3.2
  11 Devonshire Square
  London EC2M 4YR
  England

---------------

(1) Unless otherwise indicated below, the persons or groups listed have sole voting and dispositive power with respect to their shares of EVI Common Stock, and none of such shares are deemed to be owned because the holder has the right to acquire the shares within 60 days.

(2) Sheldon Lubar, a Director of EVI, is the Chairman and Chief Executive Officer of Christiana and is the beneficial owner of 18.8% of the common stock of Christiana.

(3) Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. ("FMR") and a registered investment adviser, is the beneficial owner of 2,005,750 shares as a result of acting as investment adviser to various registered investment companies (the "Funds"). Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR, is the beneficial owner of 395,300 shares as a result of serving as investment manager of various institutional accounts. Edward C. Johnson 3d, FMR's Chairman and principal stockholder, FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 2,005,750 shares owned by the Funds and Mr. Johnson and FMR, through its control of FMTC, each has sole power to vote and dispose of 352,500 shares owned by the institutional accounts; however, sole power to vote 42,800 shares owned by the Funds resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the Funds' shares under written guidelines established by the Funds' Board of Trustees. Additionally, Mr. Johnson, FMR and the Funds may be deemed to be the beneficial owner of an additional 18,750 shares resulting from the assumed conversion of 30,000 of EVI's Debentures. Members of Mr. Johnson's family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR. Mr. Johnson owns 12.0% and Abigail P. Johnson, Mr. Johnson's wife and a Director of FMR, owns 24.5% of the voting stock of FMR. The Johnson family and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

(4) Includes 3,780,242 shares of EVI Common Stock issuable upon the consummation of the Merger as a result of FMR's ownership of 3,979,202 shares of Weatherford Common Stock. See "-- Principal Stockholders and Management of Weatherford".

(5) AMVESCAP PLC has beneficial ownership of the 3,090,152 shares of EVI Common Stock with the following subsidiaries: AVZ, Inc., AIM Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc. and INVESCO Funds Group, Inc.

     Management. The following table sets forth as of the Record Date the beneficial ownership of the outstanding EVI Common Stock by each current director and each current executive officer of EVI and all directors and executive officers of EVI as a group.

                                                      BEFORE THE MERGER            AFTER THE MERGER
                                                   ------------------------    ------------------------
                                                    NUMBER OF                   NUMBER OF
                                                      SHARES       PERCENT        SHARES       PERCENT
                                                   BENEFICIALLY       OF       BENEFICIALLY       OF
                      NAME                           OWNED(1)      CLASS(%)      OWNED(1)      CLASS(%)
                      ----                         ------------    --------    ------------    --------
Bernard J. Duroc-Danner..........................     572,500        1.2%         830,000         *
James G. Kiley...................................      47,500         *           155,000         *
Frances R. Powell................................      17,668         *            41,668         *
Ghazi J. Hashem..................................      --             *            --             *
John C. Coble....................................      36,800         *            80,400         *
Robert F. Stiles.................................      15,200         *            60,200         *
David J. Butters.................................      56,612         *            56,612         *
Uriel E. Dutton..................................      70,000         *            70,000         *
Sheldon S. Gordon................................      40,000         *            40,000         *
Sheldon B. Lubar(2)..............................      30,000         *            30,000         *
Robert B. Millard................................     118,960         *           118,960         *
Robert A. Rayne(3)...............................      20,000         *            20,000         *
All Directors and Executive Officers as a Group
  (12 persons)...................................   1,025,240        2.1%       1,502,840        1.5%

---------------

 *  Less than 1%.

(1) Beneficial ownership by a person includes both outstanding shares of EVI Common Stock owned and shares of EVI Common Stock which such person has a right to acquire within 60 days upon the exercise of outstanding options. Directors and executive officers have sole voting and investment power with respect to the shares they own. Includes 22,500, 10,000, 26,800 and 119,300 shares of EVI Common Stock beneficially owned by Messrs. Duroc-Danner, Kiley and Coble and all directors and executive officers of EVI as a group, respectively, pursuant to outstanding options that are exercisable within 60 days. The beneficial ownership after the Merger includes 280,000, 117,500, 70,400, 45,000 and 24,000 shares of EVI Common Stock held by Messrs. Duroc-Danner, Kiley, Coble and Stiles and Ms. Powell, respectively, that are currently subject to unvested options that will become vested upon the Merger.

(2) Does not include 3,897,462 shares of EVI Common Stock owned directly by Christiana. Mr. Lubar currently beneficially owns approximately 18.8% of the outstanding shares of common stock of Christiana. Pursuant to the Christiana Acquisition, Mr. Lubar will be entitled to receive 725,618 shares of EVI Common Stock or approximately 1.5% and 0.8% of the outstanding shares of EVI Common Stock before and after the Merger, respectively.

(3) Excludes 400,000 shares beneficially owned by London Merchant Securities plc, of which Mr. Rayne serves as Executive Director. Mr. Rayne disclaims beneficial ownership of all of such shares.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OF WEATHERFORD

     Principal Stockholders. The following table sets forth certain information with respect to (i) the Weatherford Common Stock beneficially owned by persons who are known to Weatherford to be the beneficial owners of more than five percent of the Weatherford Common Stock as of the Record Date and (ii) the approximate number of shares of EVI Common Stock each of such persons will be entitled to receive upon the consummation of the Merger. For purposes of this Report, beneficial ownership is defined in accordance with the rules of the Commission to mean generally the power to vote or dispose of shares, regardless of any economic interest therein. The persons listed have sole voting power and sole dispositive power over all shares set forth in the table, unless otherwise specified in the footnotes to the table.

                                             BEFORE THE MERGER             AFTER THE MERGER
                                          ------------------------     ------------------------
                                           SHARES OF                    SHARES OF
                                          WEATHERFORD                      EVI
                                             COMMON                       COMMON
                                             STOCK        PERCENT         STOCK        PERCENT
                                          BENEFICIALLY       OF        BENEFICIALLY       OF
            NAME AND ADDRESS                OWNED(1)      CLASS(%)       OWNED(1)      CLASS(%)
            ----------------              ------------    --------     ------------    --------
First Reserve Corporation(2)............   6,569,306        12.8         6,240,840        6.8
475 Steamboat Road
Greenwich, CT 06830
Princeton Services, Inc.(3).............   4,601,900         9.0         4,371,805        4.5
800 Scudders Mill Road
Plainsboro, NJ 08536
FMR Corp.(4)............................   3,979,202         7.7         6,181,292(5)     6.4
82 Devonshire Street
Boston, MA 02109

---------------

(1) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the Commission. To Weatherford's knowledge, none of such shares are deemed to be beneficially owned because the holder has the right to acquire such shares within 60 days.

(2) Based upon information contained in Amendment No. 4 to Schedule 13D/A dated March 4, 1998, filed with the Commission by First Reserve Corporation ("First Reserve"). Represents shares owned by the following funds (the "First Reserve Funds"), for each of which First Reserve is the general partner: American Gas & Oil Investors, Limited Partnership -- 1,360,000 shares; AmGO II, Limited Partnership -- 850,000 shares; First Reserve Secured Energy Assets Fund, Limited Partnership -- 650,000 shares; First Reserve Fund V, Limited Partnership -- 2,300,000 shares; First Reserve Fund V-2, Limited Partnership -- 640,000 shares; and First Reserve Fund VI, Limited Partnership -- 735,371 shares. First Reserve, in its role as managing general partner of the First Reserve Funds and acting on behalf of the First Reserve Funds, has the power to cause each First Reserve Fund to dispose of or vote shares of Common Stock held by such First Reserve Fund. Also includes 33,935 shares owned directly by First Reserve. The principal beneficial owners of the common stock of First Reserve are its executive officers, including Mr. Hill, Chairman of the Board of First Reserve, and Mr. Macaulay, President and Chief Executive Officer of First Reserve, each of whom is also a director of Weatherford. First Reserve, the First Reserve Funds and Messrs. Macaulay and Hill are parties to the First Reserve Agreement under which First Reserve and the First Reserve Funds are entitled to collectively elect up to two directors depending on their percentage of ownership of the Weatherford Common Stock. Upon the consummation of the Merger, the First Reserve Agreement will terminate and the parties thereto will have no further rights under such agreement. Subsequent to the Record Date, pursuant to an existing obligation to liquidate First Reserve Secured Energy Asset Fund, Limited Partnership prior to June 30, 1998, such partnership disposed of 484,000 shares of Weatherford Common Stock and may dispose of up to an additional 166,000 shares subject to approval by EVI. See "The Merger -- Voting Agreements". Does not include shares of Weatherford Common Stock owned directly by each of Messrs. Hill and Macaulay.

(3) Based upon information contained in a Schedule 13G dated April 2, 1998, filed with the Commission by Princeton Services, Inc. ("PSI"), Merrill Lynch Asset Management, L.P. ("MLAM") and Merrill Lynch Growth Fund ("MLGF"). PSI and MLAM each has shared voting and dispositive power over 4,601,900 shares of Weatherford Common Stock and MLGF has shared voting and dispositive power over 4,600,000 shares of Weatherford Common Stock. PSI is a corporate managing general partner of MLAM and MLGF. PSI disclaims beneficial ownership of all the shares of Weatherford Common Stock described above pursuant to Section 13d-4 promulgated under the Exchange Act.

(4) Based upon information contained in a joint Schedule 13G/A dated February 14, 1998, filed with the Commission by Edward C. Johnson 3d, Abigail P. Johnson and by FMR Corp., on behalf of itself and its subsidiaries, Fidelity Management & Research Company (beneficial owner of 3,523,447 shares of Weatherford Common Stock), Fidelity Management Trust Company (beneficial owner of 403,665 shares of Weatherford Common Stock) and Fidelity International Limited ("FIL") (beneficial owner of 52,100 shares of Weatherford Common Stock). FMR Corp. and Mr. Johnson each has sole dispositive power over 3,523,447 shares of Weatherford Common Stock and no voting power over these shares. FMR Corp. and Mr. Johnson each has sole dispositive power over 403,655 shares of Weatherford Common Stock, of which each has sole voting power over 375,855 shares and no voting power over 27,800 shares. FIL has the sole power to vote and dispose of 52,100 shares. FMR Corp. and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) of the Exchange Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act.

(5) Includes 2,401,050 shares of EVI Common Stock held by FMR Corp. prior to the Merger.

     Management. The following table sets forth certain information with respect to (i) the Weatherford Common Stock beneficially owned by each of Weatherford's directors and each of its executive officers and by all of its directors and executive officers as a group, as of the Record Date and (ii) the approximate number of shares of EVI Common Stock each of such persons will be entitled to receive upon the consummation of the Merger. Such persons have sole voting power and sole dispositive power over all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                BEFORE THE MERGER         AFTER THE MERGER
                                             -----------------------   -----------------------
                                              SHARES OF                 SHARES OF
                                             WEATHERFORD                   EVI
                                                COMMON                    COMMON
                                                STOCK       PERCENT       STOCK       PERCENT
                                             BENEFICIALLY      OF      BENEFICIALLY      OF
                   NAME                        OWNED(1)     CLASS(%)     OWNED(1)     CLASS(%)
                   ----                      ------------   --------   ------------   --------
Directors:
  Thomas N. Amonett(2)(3)(4)...............      27,297        *            25,932       *
  Thomas R. Bates, Jr.(5)..................     117,041        *           277,438       *
  Philip Burguieres(6).....................     236,024        *           233,722       *
  Thomas J. Edelman(2)(4)..................       7,864        *             7,470       *
  William E. Greehey(2)(4).................      17,452        *            16,579       *
  John A. Hill(2)(4)(7)....................   6,579,637       12.8       6,250,655      6.5
  John W. Johnson(2)(4)(8).................      61,984        *            58,884       *
  William E. Macaulay(2)(4)(7)(9)..........   6,579,637       12.8       6,250,655      6.5
  Robert K. Moses, Jr.(2)(4)(10)...........     447,609        *           425,228       *
  Roger A. Widmann(2)(4)...................       6,364        *             6,045       *

                                                BEFORE THE MERGER         AFTER THE MERGER
                                             -----------------------   -----------------------
                                              SHARES OF                 SHARES OF
                                             WEATHERFORD                   EVI
                                                COMMON                    COMMON
                                                STOCK       PERCENT       STOCK       PERCENT
                                             BENEFICIALLY      OF      BENEFICIALLY      OF
                   NAME                        OWNED(1)     CLASS(%)     OWNED(1)     CLASS(%)
                   ----                      ------------   --------   ------------   --------
Executive Officers:
  James R. Burke(11).......................      51,216        *            70,188       *
  Jon Nicholson (12).......................      18,292        *            22,286       *
  Norman W. Nolen(13)......................      48,702        *            60,834       *
  Randall D. Stilley(14)...................       5,000        *            23,750       *
  H. Suzanne Thomas(15)....................      74,136        *            84,996       *
  All Directors and Executive Officers as a
     Group (15 persons)(16)................   7,708,949       15.0       7,573,821      7.8

---------------

  *  Denotes ownership of less than one percent.

 (1) Information with respect to beneficial ownership is based upon information furnished by each director or executive officer of Weatherford or contained in filings made with the Commission.

 (2) Includes 3,500 shares of Weatherford Common Stock subject to acquisition within 60 days pursuant to a Weatherford stock option plan for Mr. Amonett; 5,500 shares of Weatherford Common Stock for each of Messrs. Greehey, Johnson and Moses; 4,500 shares of Weatherford Common Stock for Mr. Edelman; 2,000 shares of Weatherford Common Stock for each of Messrs. Hill and Macaulay; and 5,000 shares of Weatherford Common Stock for Mr. Widmann.

 (3) Includes 12,000 shares of Weatherford Common Stock subject to acquisition within 60 days pursuant to a Weatherford stock option plan.

 (4) Includes 1,290 shares of Weatherford Common Stock granted to Mr. Amonett and 1,364 shares of Weatherford Common Stock granted to each of the other named individuals pursuant to the Weatherford Restricted Stock Plan, with respect to which he has sole voting and no dispositive power.

 (5) Includes 85,041 shares of Weatherford Common Stock granted to Mr. Bates pursuant to the Weatherford Restricted Stock Plan, with respect to which he has sole voting power and no dispositive power. Also includes 30,000 shares of Weatherford Common Stock subject to acquisition by Mr. Bates within 60 days pursuant to a Weatherford option plan. After the Merger also includes 166,250 shares of EVI Common Stock subject to acquisition pursuant to stock options which vest and become exercisable as a result of the Merger or the termination of Mr. Bates' employment.

 (6) Includes (a) 1,000 shares of Weatherford Common Stock held by Mr. Burguieres' wife, with respect to which he has no voting or dispositive power, and (b) 500 shares of Weatherford Common Stock held by Mr. Burguieres' adult son supported by him, with respect to which he has sole voting and dispositive power; Mr. Burguieres disclaims beneficial ownership of all such shares. Also includes (a) 8,750 shares of Weatherford Common Stock granted to Mr. Burguieres pursuant to the Weatherford Restricted Stock Plan, with respect to which he has sole voting and no dispositive power, and (b) 102,500 shares of Weatherford Common Stock subject to acquisition by Mr. Burguieres within 60 days pursuant to a Weatherford stock option plan. Also includes 431 shares of Weatherford Common Stock held under Weatherford's Employee Stock Purchase Plan (the "ESPP") in the account of Mr. Burguieres, as to which he has sole voting and no dispositive power prior to withdrawal of such shares from the ESPP. Shares may be withdrawn from the ESPP by a participant on March 31 of each year upon written notice by such participant. Also includes 184 shares of Weatherford Common Stock held under Weatherford's 401(k) Savings Plan (the "401(k) Plan") in Mr. Burguieres' account, as to which shares Mr. Burguieres has sole voting and no dispositive power. After the Merger also includes 9,500 shares of EVI Common Stock subject to acquisition pursuant to stock options which vest and become exercisable as a result of the Merger.

 (7) Includes 6,569,306 shares of Weatherford Common Stock owned beneficially by First Reserve and the First Reserve Funds; Messrs. Hill and Macaulay disclaim beneficial ownership of such shares.

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

     Subsequent to the Record Date, the First Reserve Funds disposed of 484,000 shares of Weatherford Common Stock included herein.

 (8) Does not include 1,050,000 shares of Weatherford Common Stock owned by Permian Mud Service, Inc. ("Permian"). Mr. Johnson is a director, officer and substantial beneficial shareholder of Permian and therefore may be deemed to be a beneficial owner of the shares of the Weatherford Common Stock held by Permian; Mr. Johnson disclaims beneficial ownership of all such shares. Includes (a) 6,000 shares of Weatherford Common Stock held by Mr. Johnson as a trustee of various trusts for his children, with respect to which he has sole voting and dispositive power, and (b) 120 shares of Weatherford Common Stock held as custodian for Mr. Johnson's children, with respect to which he has sole voting and dispositive power; Mr. Johnson disclaims beneficial ownership of all such shares.

 (9) Includes 6,967 shares of Weatherford Common Stock held by Mr. Macaulay's wife, with respect to which he has no voting or dispositive power; Mr. Macaulay disclaims beneficial ownership of such shares.

(10) Includes an aggregate of 45,000 shares of Weatherford Common Stock held in various trusts for Mr. Moses' children, his brother and his sister, of which Mr. Moses is the trustee, with respect to which Mr. Moses has sole voting and dispositive power; Mr. Moses disclaims beneficial ownership of all such shares. Does not include (a) an aggregate of 52,500 shares of Weatherford Common Stock held in various trusts for Mr. Moses' children, with respect to which Mr. Moses has no voting or dispositive power, (b) 1,851 shares of Weatherford Common Stock held in a trust for Mr. Moses' son, with respect to which he has no voting or dispositive power; since Mr. Moses is not a trustee of such trusts and has no voting or dispositive power, he disclaims beneficial ownership of all such shares or (a) 625 shares of Weatherford Common Stock held by Mr. Moses' adult son supported by him, with respect to which Mr. Moses has no voting or dispositive power,.

(11) Includes (a) 8,125 shares of Weatherford Common Stock granted to Mr. Burke pursuant to the Weatherford Restricted Stock Plan, with respect to which he has sole voting and no dispositive power, and (b) 31,166 shares of Weatherford Common Stock subject to acquisition by Mr. Burke within 60 days pursuant to options held by him. Also includes 2,076 shares of Weatherford Common Stock held under the 401(k) Plan in Mr. Burke's account, with respect to which shares Mr. Burke has sole voting and no dispositive power. After the Merger also includes 21,533 shares of EVI Common Stock subject to acquisition pursuant to stock options which vest and become exercisable as a result of the Merger or the termination of Mr. Burke's employment.

(12) Includes (a) 4,125 shares of Weatherford Common Stock granted to Mr. Nicholson pursuant to the Weatherford Restricted Stock Plan, with respect to which he has sole voting and no dispositive power, and (b) 11,833 shares of Weatherford Common Stock subject to acquisition by Mr. Nicholson within 60 days pursuant to the options held by him. Also includes 771 shares of Weatherford Common Stock held under the Weatherford 401(k) plan in Mr. Nicholson's account, with respect to which shares Mr. Nicholson has sole voting and no dispositive power. After the Merger also includes 4,908 shares of EVI Common Stock subject to acquisition pursuant to stock options which vest and become exercisable as a result of the Merger.

(13) Includes (a) 2,625 shares of Weatherford Common Stock granted to Mr. Nolen pursuant to the Weatherford Restricted Stock Plan, with respect to which he has sole voting and no dispositive power, and (b) 26,916 shares of Weatherford Common Stock subject to acquisition by Mr. Nolen within 60 days pursuant to options held by him. Also includes 259 shares of Weatherford Common Stock held under the 401(k) Plan in Mr. Nolen's account, with respect to which shares Mr. Nolen has sole voting and no dispositive power. After the Merger also includes 14,567 shares of EVI Common Stock subject to acquisition pursuant to stock options which vest and become exercisable as a result of the Merger or the termination of Mr. Nolen's employment.

(14) All of the shares of Weatherford Common Stock were granted to Mr. Stilley pursuant to the Weatherford Restricted Stock Plan, and he has sole voting and no dispositive power with respect to such shares. After the Merger also includes 19,000 shares of EVI Common Stock subject to acquisition pursuant to stock options which vest and become exercisable as a result of the Merger.

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

(15) Includes (a) 6,625 shares of Weatherford Common Stock granted to Ms. Thomas pursuant to the Weatherford Restricted Stock Plan, with respect to which she has sole voting and no dispositive power, and (b) 34,666 shares of Weatherford Common Stock subject to acquisition by Ms. Thomas within 60 days pursuant to the options held by her. Also includes 890 shares of Weatherford Common Stock held under the Weatherford 401(k) Plan in Ms. Thomas' account, with respect to which shares Ms. Thomas has sole voting and no dispositive power. After the Merger also includes 12,667 shares of EVI Common Stock subject to acquisition pursuant to stock options which vest and become exercisable as a result of the Merger or the termination of Ms. Thomas' employment.

(16) See footnotes (2) through (15).

                                 LEGAL MATTERS

     The validity of the shares of EVI Common Stock to be issued in connection with the Merger will be passed upon by Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010. Certain tax consequences of the Merger will be passed upon for EVI by Fulbright & Jaworski L.L.P. and for Weatherford by Baker & Botts, L.L.P., 910 Louisiana, Houston, Texas 77002. Uriel
E. Dutton, a director of EVI, is a partner at Fulbright & Jaworski L.L.P. and currently holds options to purchase 70,000 shares of EVI Common Stock, which options were granted to him pursuant to EVI's Non-Employee Director Stock Option Plan. In addition, Curtis W. Huff, a partner at Fulbright & Jaworski L.L.P., has agreed to be retained as Senior Vice President, General Counsel and Secretary of EVI, effective June 15, 1998, and pursuant to an agreement with EVI would receive 75,000 restricted shares of EVI Common Stock and options to purchase 100,000 shares of EVI Common Stock.



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